================================================================================




                             STOCK PLEDGE AGREEMENT


                                     Between


               CONPRESS INTERNATIONAL (NETHERLANDS ANTILLES) N.V.,

                                   as Pledgor,


                                       and


                       WESTPAC CUSTODIAN NOMINEES LIMITED,

                                   as Trustee


                            Dated as of June 11, 1997


                    Securing indebtedness in connection with
                    Syndicated Bill Facility Agreement, dated
                    March 25, 1994, among Consolidated Press
               (Finance) Limited, the Trustee and the Guarantors,
                      Agent and Participants named therein



================================================================================





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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
DEFINITIONS. ................................................................  3

SECTION 2.  SECURITY FOR OBLIGATIONS. .......................................  5

SECTION 3.  PLEDGE OF SHARES, ETC.. .........................................  6

SECTION 4.  REPRESENTATIONS AND WARRANTIES. .................................  6

SECTION 5. VOTING RIGHTS, DIVIDENDS AND OTHER DISTRIBUTIONS, ETC.. ..........  8
      5.1 Prior to Event of Default or Potential Event of Default. ..........  8
      5.2 After Event of Default or Potential Event of Default. .............  8

SECTION 6.  COVENANTS OF PLEDGOR. ........................................... 10
      6.1  Sale of Collateral, Etc.. ........................................ 10
      6.2  Delivery of Stock Certificates, Etc.. ............................ 10
      6.3  Other Distributions. ............................................. 10
      6.4  Records; Location of Records; Inspection. ........................ 11
      6.5  Costs. ........................................................... 11
      6.6  Priority of Security Interest; Further
           Assurances. ...................................................... 11

SECTION 7. RIGHTS OF THE TRUSTEE AND THE LENDERS                              12
      7.1 No Obligations or Liability to Pledgor. ........................... 12
      7.2 Right of Trustee to Perform Pledgor's Covenants, Etc. ............. 12
      7.3 Additional Security. .............................................. 13
      7.4 Release of the Pledge and Security Interest Created Hereby. ....... 13

SECTION 8.  REMEDIES AND ENFORCEMENT. ....................................... 14
      8.1 Remedies in Case of an Event of Default. .......................... 14



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

      8.2  Application of Proceeds Following an Event of Default. ........... 16
      8.3  Purchase of Collateral by Trustee and Lenders. ................... 16
      8.4  Purchaser to Acquire Good Title. ................................. 17
      8.5  Sale of Pledged Stock Without Registration. ...................... 17
      8.6  Appointment as Attorney-in-Fact. ................................. 18
      8.7  Trustee's Right to Enforce Claims. ............................... 18
      8.8  No Waiver; Cumulative Remedies. .................................. 19
      8.9  Restoration of Rights and Remedies; Reinstatement. ............... 19

SECTION 9.  PLEDGOR'S OBLIGATIONS NOT AFFECTED. ............................. 20

SECTION 10.  THE TRUSTEE. ................................................... 20

SECTION 11.  MISCELLANEOUS. ................................................. 21
     11.1  Amendments, Etc. ................................................. 21
     11.2  Survival of Agreements, Representations and Warranties. .......... 21
     11.3  Successors and Assigns. .......................................... 22
     11.4  Entire Agreement. ................................................ 22
     11.5  Severability. .................................................... 22
     11.6  Waiver of Jury Trial. ............................................ 22
     11.7  Agreement May Constitute Financing Statement. .................... 23
     11.8  Notices. ......................................................... 23
     11.9  Submission to Jurisdiction; Waiver of Immunity;
           Agent for Service of Process. .................................... 23
     11.10  Currency Equivalent. ............................................ 24
     11.11  Judgment. ....................................................... 24
     11.12  Miscellaneous. .................................................. 25
     11.13  Pari Passu Deed. ................................................ 25
     11.14  Effective Time; Consent. ........................................ 25
     11.15  Governing Law. .................................................. 26



                                       ii






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               STOCK PLEDGE AGREEMENT, dated as of June 11, 1997, between
CONPRESS INTERNATIONAL (NETHERLANDS ANTILLES) N.V., a company organized and existing under the laws of the Netherlands Antilles ("Pledgor") and WESTPAC CUSTODIAN NOMINEES LIMITED, ACN 002 861 565, a corporation organized and existing under the laws of New South Wales, Australia, as trustee (the "Trustee") acting on behalf of the Agent and the Lenders (as both terms are defined below) under the Facility Agreement referred to in Paragraph A of the Recitals.

                                 R E C I T A L S

               A. Pursuant to the Syndicated Bill Facility Agreement, dated March 25, 1994 (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Facility Agreement"), among Consolidated Press (Finance) Limited, as borrower (the "Borrower"), the corporations listed on Schedule 1 thereto, as guarantors (the "Guarantors"), Westpac Custodian Nominees Limited, Australia and New Zealand Banking Group Limited, as agent (the "Agent") and the financial institutions listed on
Schedule 2 thereto (the "Lenders"), the Lenders have agreed to provide certain financial accommodations to the Borrower.

               B. Pursuant to the Accession Deed, dated the date hereof, executed by Pledgor (the "Accession Deed"), Pledgor has guaranteed, among other things, the prompt and timely payment and performance of the Borrower under the Facility Agreement.

               C. Pledgor is the purchaser from Conpress Cayman, LDC, a Company Limited by Shares organized and existing under the laws of the Cayman Islands ("CCLDC"), of 21,200,000 shares of common stock of Valassis Communications, Inc., a Delaware corporation (the "Issuer") as described in Schedule I attached hereto (the "Shares").

               D. The Pledgor is concurrently pledging the Collateral (as hereinafter defined) to Westpac Custodian Nominees Limited (the "Second Pledgee") acting as trustee for certain lenders (the "Second Lenders") to secure certain indebtedness and related obligations of Kerry Francis Bullmore Packer (the "Second Borrower"), to the Second Lenders as well as the guaranty (the "Second Guaranty") of such indebtedness, as well as indebtedness arising under the Accession Deed, by the Pledgor (such indebtedness and related obligations and the obligations of the Pledgor under the Second Guaranty, collectively, the "Second Secured Obligations").

               E. The Pledgor is required to execute and deliver this Agreement to the Trustee as a condition precedent to the Lenders' obligations to provide, or continue to provide, financial accommodation under the Facility Agreement.

               F. The Second Pledgee and the Trustee have entered into a Pari Passu Deed, dated June 27, 1996 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pari Passu Deed") among Consolidated Press Holdings Limited ("Holdings"), the Pledgor, the Trustee, the Second Pledgee and certain other Persons pursuant to which the Second Pledgee has agreed, among other things, to hold the Collateral on a pari passu basis as collateral to secure, respectively, the obligations of the Second Borrower and Pledgor to the Second Lenders and the obligations of the Borrower and the Pledgor to the Lenders.

               NOW, THEREFORE, to induce the Lenders to provide, or continue to provide, certain financial accommodations to the Borrower, and for other good and valuable consideration, the receipt and sufficiency or which is hereby acknowledged, Pledgor hereby agrees with the Trustee for the benefit of the Lenders as follows:

SECTION 1.  CERTAIN DEFINITIONS.

               Capitalized terms used herein without other definition have the meanings assigned thereto in the Facility Agreement. The following capitalized terms are used herein with the respective meanings set forth below.

               ACCESSION DEED: the meaning given in Paragraph B of the Recitals.

               AGENT:  the meaning given in Paragraph A to the Recitals.

               BORROWER:  the meaning given in Paragraph A of the Recitals.

               CAPITAL STOCK: the Shares and all other capital stock or other equity securities of any class of the Issuer.

               CCLDC:  the meaning given in Paragraph C of the Recitals.

               COLLATERAL: the meaning given in the first paragraph of Section
3.

               DOLLARS:  dollars of the United States of America.

               EQUITABLE MORTGAGE: the Equitable Mortgage of Shares, dated January 13, 1995, between Westpac Custodian Nominees Limited and the corporations named in Schedule 1 thereto, as amended, modified or supplemented from time to time in accordance with the terms thereof.

               FACILITY AGREEMENT: the meaning given in Paragraph A of the Recitals.

               GUARANTY: the guarantee and indemnity provided by Pledgor under Sections 11 and 12 of the Facility Agreement.

               HOLDINGS:  the meaning given in Paragraph F of the Recitals.

               ISSUER:  the meaning given in Paragraph C of the Recitals.

               LENDERS:  the meaning given in Paragraph A to the Recitals.

               NYUCC:  the Uniform Commercial Code of the State of New York.

               OTHER CURRENCY:  the meaning given in Section 11.11.

               PARI PASSU DEED: the meaning given in Paragraph F to the Recitals.

               PERMITTED SECURITY INTEREST: means the liens and security interests created by the First Equitable Mortgage of Shares and the Second Equitable Mortgage of Shares (each as defined in the Pari Passu Deed).

               PERSON: means any individual, corporation, partnership, business trust, joint venture, association, joint stock company, trust, unincorporated organization of government or any agency or political subdivision thereof.

               PLEDGED STOCK: the Shares and all other securities constituting part of the Collateral.

               PLEDGOR: the meaning provided in the introductory paragraph to this Agreement.

               SECOND BORROWER: the meaning given in Paragraph D of the Recitals.

               SECOND GUARANTY: the meaning given in Paragraph D of the Recitals.

               SECOND LENDERS: the meaning given in Paragraph D of the Recitals.

               SECOND PLEDGEE: the meaning given in Paragraph D of the Recitals.

               SECOND SECURED OBLIGATIONS: the meaning given in Paragraph D of the Recitals.

               SECURED OBLIGATIONS: the meaning given in Section 2.

               SHARES: the meaning given in Paragraph C of the Recitals.

               TRUSTEE: the meaning provided in the introductory paragraph to this Agreement.

SECTION 2.  SECURITY FOR OBLIGATIONS.

               This Agreement secures, and the Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all obligations of Pledgor to the Trustee, the Agent and the Lenders under the Guaranty and this Agreement and all obligations of the Borrower to the Trustee, the Agent and the Lenders under the Facility Agreement and the other Transaction Documents, whether now existing or hereafter incurred (collectively, the "Secured Obligations"). The term "Secured Obligations" includes, without limitation, all interest (including, without limitation, interest accruing after the date of any filing by the Borrower or the Pledgor of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Borrower or the Pledgor), charges, expenses, fees, attorneys' fees and other sums required to be paid by the Pledgor or the Borrower under the Facility Agreement or any of the other Transaction Documents.

SECTION 3.  PLEDGE OF SHARES, ETC.

               As security for the prompt payment and performance of the Secured Obligations when due (whether at stated maturity, by acceleration or otherwise), Pledgor hereby conveys, assigns, grants, hypothecates, mortgages, pledges, transfers and delivers to the Trustee, and hereby grants to the Trustee a lien and charge upon, and a security interest in, all the following property, whether now owned or hereafter acquired and whether now or in the future existing (collectively, the "Collateral"):

               (a) the Shares;

               (b) all dividends, instruments, cash and other property or rights of any kind at any time received, receivable or otherwise distributed or distributable with respect to the Shares (including, without limitation, in connection with a reorganization, reclassification, consolidation, merger, subdivision or similar transaction involving the Issuer) except as provided for herein;

               (c) all certificates or other writings representing or evidencing any of the foregoing;

               (d) all proceeds of any of the property described in clauses (a) through (c) above; and

               (e) all books, correspondence, credit files, electronic data, records, invoices and other papers and documents relating to any of the foregoing.

SECTION 4.  REPRESENTATIONS AND WARRANTIES.

               Pledgor represents and warrants to the Trustee and each Lender as follows:

               (a) Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands Antilles and has all requisite corporate power and authority to enter into and carry out the terms of this Agreement.

               (b) The execution, delivery and performance of this Agreement will not result in any violation of or be in conflict with or constitute a default under any term of Pledgor's certificate of incorporation or by-laws or any agreement or instrument to which Pledgor is a party or by which it is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority.

               (c) No consent, approval or authorization of, or declaration or filing with, any Person is required for the valid execution, delivery and performance of this Agreement.

               (d) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes its legal, valid and binding obligation, enforceable against Pledgor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, and by general equitable principles.

               (e) Pledgor is the legal and beneficial owner of the Shares, free and clear of any security interest except for the security interest created by this Agreement, the Equitable Mortgage and the Permitted Security Interests.

               (f) The Shares have been duly authorized, validly issued and are fully paid and non-assessable.

               (g) Upon delivery to the Trustee or a Person (other than the Pledgor) acting as agent for the Trustee of the certificate or certificates evidencing the Shares, the security interest granted pursuant to this Agreement will constitute a valid perfected first priority security interest in the Shares, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any Shares from Pledgor.

SECTION 5.  VOTING RIGHTS, DIVIDENDS AND OTHER
            DISTRIBUTIONS, ETC.

               5.1 Prior to Event of Default or Potential Event of Default. Unless an Event of Default or a Potential Event of Default has occurred and is continuing, Pledgor will remain entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Stock and to receive, retain and use cash dividends paid in respect of the Pledged Stock (it being understood that, so long as no Event of Default or Potential Event has occurred and is continuing, all such cash dividends shall be released from the pledge and security interest granted to the Trustee hereunder from and after the date of such payment).

               5.2 After Event of Default or Potential Event of Default. For so long as an Event of Default or Potential Event of Default is continuing, (i) Pledgor may not exercise any such voting or other consensual rights without the prior written consent of the Trustee (which consent shall not be unreasonably withheld in the case of a Potential Event of Default), and (ii) the right, if any, of Pledgor to receive cash dividends in respect of the Pledged Stock will cease (unless the Trustee shall have consented to the Pledgor's retention of such cash dividends, which consent shall not be unreasonably withheld in the case of a Potential Event of Default) and all such dividends must be paid directly to the Trustee (or if received by Pledgor will be deemed held in trust by Pledgor for the benefit of, and must be turned over immediately by Pledgor to, the Trustee) and thereafter will

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


be held and disposed of by the Trustee as part of the Collateral. If an Event of Default or a Potential Event of Default is continuing and the Trustee has not consented to the Pledgor's continued exercise of voting or other consensual rights as set forth in the preceding sentence, the Trustee may elect to exercise voting and other consensual rights hereunder by giving notice of such election to the Pledgor. Thereafter, all rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to Section 5.1 will cease, all such rights will thereupon become vested in the Trustee, who during the continuance of such Potential Event of Default or Event of Default will have (directly or through its nominee) the sole right to exercise such voting and other consensual rights, including, without limitation,
(A) all voting, corporate and other rights pertaining to any of the Pledged Stock, (B) all rights to give consents, waivers and ratifications in respect thereof and (C) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to any of the Pledged Stock as if it were the absolute owner thereof, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it (the Pledgor hereby irrevocably constituting and appointing the Trustee the proxy and attorney-in-fact of Pledgor, with full power of substitution, to do or take any of the above actions). The Trustee will have no duty to Pledgor to exercise any such right, privilege or option and will not be responsible for any failure to do so or delay in so doing. In order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to this Section 5.2, and to receive all dividends and distributions which it may be entitled to receive under this
Section 5.2, the Pledgor will, upon written notice from the Trustee, from time to time execute and deliver to the

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


Trustee appropriate proxies, dividend payment orders and other instruments as the Trustee may reasonably request.

SECTION 6.  COVENANTS OF PLEDGOR.

               6.1 Sale of Collateral, Etc. Pledgor will not (i) sell, assign, transfer, convey, or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any lien upon or with respect to any of the Collateral, except for the lien and security interest created by this Agreement, the Equitable Mortgage and the Permitted Security Interests.

               6.2 Delivery of Stock Certificates, Etc. Pledgor will immediately deliver to the Trustee all certificates or other writings representing or evidencing any of the Shares and any other "securities" or "instruments" (as such terms are defined in the NYUCC) included in the Collateral at any time acquired or received by Pledgor, directly or indirectly, either in suitable form for transfer by delivery, or issued in the name of Pledgor and accompanied by stock powers or other appropriate instruments of transfer or assignment, duly executed by Pledgor in blank and undated, and in either case having attached thereto all requisite federal or state stock transfer tax stamps, all in form and substance satisfactory to the Trustee.

               6.3 Other Distributions. Except for cash dividends permitted to be paid to Pledgor pursuant to Section 5.1, Pledgor will cause all dividends and distributions of any kind on the Pledged Stock (including any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer thereof or upon the recapitalization or reclassification of the capital of the Issuer thereof or upon the reorganization of the Issuer thereof) to be paid directly to the Trustee (and if any such dividends or distributions are received by Pledgor, Pledgor will hold them in trust for the benefit of, and will immediately turn them over to, the Trustee) and the Trustee will hold and

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


dispose of all such dividends and distributions as part of the Collateral.

               6.4 Records; Location of Records; Inspection. Pledgor will keep full and accurate books and records relating to the Pledged Collateral, and stamp or otherwise mark such books and records in such manner as is required in order to reflect the pledge and security interest granted pursuant hereto. Pledgor will permit representatives of the Trustee at any time upon reasonable advance notice to inspect and make abstracts from its books and records pertaining to the Collateral and to discuss matters relating to the Collateral with officers of Pledgor.

               6.5 Costs. Pledgor indemnifies the Trustee against, and shall pay the Trustee on demand the amount of, all losses, liabilities, costs and expenses referred to in Section 16.3 of the Facility Agreement in respect of this Agreement.

               6.6 Priority of Security Interest; Further Assurances. (a) Pledgor will at all times cause the security interest granted pursuant to this Agreement to constitute a valid perfected first priority security interest in the Collateral subject only to the Permitted Security Interests, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any Collateral from Pledgor.

               (b) Pledgor will at any time and from time to time, at its own expense, promptly execute and deliver all further instruments and documents, and take all further actions, as may be necessary or desirable, or that the Trustee or any Lender may reasonably request, in order to (i) grant more effectively a security interest in favor of the Trustee in all or any portion of the Collateral, (ii) maintain, preserve, or perfect the security interest and lien created or purported to be created by this Agreement and the first priority status of such security interest and lien, (iii) preserve and defend against any Person Pledgor's title to the Collateral and the rights purported

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


to be granted therein by this Agreement, (iv) enable the Trustee and the Lenders to exercise and enforce their rights and remedies hereunder, or (v) carry out more effectively the purposes of this Agreement.

SECTION 7.  RIGHTS OF THE TRUSTEE AND THE LENDERS.

               7.1 No Obligations or Liability to Pledgor. The rights and powers of the Trustee hereunder are not contingent upon the pursuit by the Trustee of any right or remedy against Pledgor or against any other Person which may be or become liable in respect of any of the Secured Obligations or against any other collateral security or guarantee therefor or right of offset with respect thereto, but are solely to protect its interest in the Collateral. Neither the Trustee nor any Lender nor any Person acting on their behalf will be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor is the Trustee under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. No action or inaction on the part of the Trustee hereunder or under any of the other Transaction Documents will release Pledgor from any of its obligations hereunder or under any of the other Transaction Documents, or constitute an assumption of any such obligations on the part of the Trustee, or cause the Trustee to become subject to any obligation or liability to Pledgor. The Trustee has no obligation to perform any of the obligations or duties of Pledgor as a shareholder of the Issuer.

               7.2 Right of Trustee to Perform Pledgor's Covenants, Etc. If Pledgor fails to make any payment or to perform any agreement required to be made or performed hereunder, the Trustee may (but need not) at any time thereafter make such payment or perform such act, or otherwise cause such payment or performance. No such action will create any liability to Pledgor on the part of the Trustee. All

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


amounts so paid by the Trustee and all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Trustee in any such performance shall accrue interest from the date paid or disbursed until reimbursed to the Trustee in full by or on behalf of Pledgor at the rate established in Section 21 of the Facility Agreement. All such amounts shall constitute additional indebtedness of the Pledgor secured hereunder and shall be payable on demand.

               7.3 Additional Security. Without notice to or consent of Pledgor and without impairment of the security interest and rights granted pursuant to this Agreement, the Trustee or the Lenders may accept, from the Borrower or from any other Person or Persons, additional security for the Secured Obligations. Neither the giving of this Agreement nor the acceptance of any such additional security will prevent the Trustee or the Lenders from resorting, first to such additional security, or, first to the security created by this Agreement, in either case without affecting the Trustee's security interest and rights granted pursuant to this Agreement.

               7.4 Release of the Pledge and Security Interest Created Hereby. Subject to the Pari Passu Deed and the rights of the Second Pledgee, upon payment in full of the Secured Obligations and the termination of the Facility Agreement, the Trustee will, upon the written request of Pledgor, return to the Pledgor all Collateral held by the Trustee and if the Pledgor so requests, execute and deliver to, or as directed in writing by, the Pledgor an appropriate instrument (in due form for recording or filing) sufficient to release from the pledge and security interest created hereby the Collateral and all other property subject thereto.

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


SECTION 8.  REMEDIES AND ENFORCEMENT.

               8.1 Remedies in Case of an Event of Default. If an Event of Default has occurred and is continuing, then in addition to the actions referred to in Section 5.2 the Trustee may take any or all of the following actions, without demand of performance or other demand, advertisement or notice of any kind to or upon Pledgor or any other Person (except as specified in Section 8.1(b)) all and each of which are hereby expressly waived by Pledgor:

               (a) The Trustee may, in its own name or at its sole option in the name of Pledgor, exercise any or all of the rights, powers and privileges of, and pursue any or all of the remedies accorded to, Pledgor under the Collateral and may exclude Pledgor and all Persons claiming by, through or under Pledgor wholly or partly therefrom, including in such rights, privileges and remedies, but without limitation, all rights of Pledgor to demand, receive, sue for, compromise and settle all payments in respect of the Collateral, and in connection therewith to exercise all rights and remedies thereunder which Pledgor could enforce if this Agreement had not been made.

               (b) The Trustee may forthwith collect, recover, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Trustee's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee need not make any sale of Collateral even if notice thereof has been given, may reject any and all bids that in its commercially reasonable discretion it shall deem inadequate, and may

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


        adjourn any public or private sale. Pledgor hereby acknowledges that the Collateral is of a type that could decline speedily in value and is also of a type customarily sold on a recognized market, in each case within the meaning of Section 9-504 of the NYUCC as in effect in any applicable jurisdiction, and that the Trustee need not give any notice to Pledgor prior to any sale of the Collateral at any exchange, broker's board or in any other recognized market. Without limiting the foregoing, Pledgor agrees that the Trustee need not give more than 10 days notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters, and waives all other demands or notices of any kind. Any such disposition which shall be a private sale or other private proceedings permitted by the requirements of applicable law shall be made only after written notice to Pledgor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor.

               (c) The Trustee may, as a matter of right and without notice to Pledgor or any Person claiming by, through or under Pledgor, cause the appointment of a receiver for all or any part of the Collateral.

               (d) In addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, the Trustee will have and may exercise with respect to any or all of the Collateral all of the rights and remedies of a secured party under the NYUCC.

               (e) The Trustee may, without the consent of the Pledgor, cause any or all of the Pledged Stock to be registered in the name of the Trustee or its nominee.

               Pledgor consents to and ratifies any action which the Trustee may take to enforce its rights under this Section 8.1 Pledgor waives to the full extent permitted by law the benefit of all appraisement, valuation, stay, extension, moratorium and redemption laws now or hereafter in force and all rights of marshalling in the event of the sale of the Collateral or any part thereof or any interest therein. Pledgor will execute and deliver such documents as the Trustee deems advisable or necessary in order that any such sale or disposition be made in compliance with applicable law.

               Any sale or other disposition of the Collateral or any part thereof or interest therein in the exercise of any remedy hereunder will constitute a perpetual bar against Pledgor and any Persons claiming by, through or under Pledgor. Upon any such sale or other disposition, the receipt of the officer making the sale or other disposition or of the Trustee is a sufficient discharge to the purchaser for the purchase money, and such purchaser will have no duty to see to the application thereof.

               8.2 Application of Proceeds Following an Event of Default. All amounts held or collected by the Trustee as part of the Collateral (including, without limitation, all amounts realized as a result of the exercise of any rights and remedies hereunder) following the occurrence of any Event of Default will be applied forthwith by the Trustee as provided in the Pari Passu Deed.

               8.3 Purchase of Collateral by Trustee and Lenders. To the extent permitted by applicable law, either the Trustee or any Lender may be a purchaser of the Collateral or any part thereof or any interest therein at any sale or other disposition hereunder and may apply against the purchase price the indebtedness secured hereby owing to such purchaser, to the extent of such purchaser's distributive share of the purchase price.



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


               8.4 Purchaser to Acquire Good Title. Any purchaser of the Collateral at any sale or other disposition thereof pursuant to this Section 8 will, upon any such purchase, acquire good title to the Collateral so purchased free of the lien and security interest created by this Agreement and free of all rights of equity or redemption in Pledgor, which rights Pledgor hereby expressly waives and releases to the full extent permitted by law, and Pledgor will warrant and defend the title of such purchaser against all claims arising by, through or under the Pledgor. Nevertheless, if so requested by the Trustee or any such purchaser, Pledgor will ratify and confirm any exercise of remedies by the Trustee hereunder by executing and delivering to the Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request. In addition, Pledgor will do or cause to be done all such other acts and things as may be reasonably necessary to make such exercise of remedies valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such exercise, all at Pledgor's expense.

               8.5 Sale of Pledged Stock Without Registration. Pledgor recognizes that (i) the Trustee may be unable to effect a public sale of any or all of the Pledged Stock by reason of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state or foreign securities laws or otherwise, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof and who otherwise satisfy the requirements of any such applicable law, and (ii) any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. No such sale will be deemed to have been made in a commercially unreasonable manner




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


solely for the reason that it was made as a private sale rather than a public sale, and the Trustee will be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or under applicable state securities laws, or otherwise comply with applicable law, even if the Issuer would agree to do so and would be able to do so.

               8.6 Appointment as Attorney-in-Fact. Pledgor hereby irrevocably constitutes and appoints the Trustee, with full power of substitution, as Pledgor's attorney-in-fact, with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Trustee's discretion, to execute and deliver any and all bills of sale, assignments or other instruments which the Trustee may deem necessary or advisable in its exercise of any of the remedies hereunder, and to take any other action to accomplish the purposes of this Agreement, including, without limitation, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipt for moneys due and to become due under or in connection with the Collateral, to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith, and to file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or desirable for the collection thereof, Pledgor hereby ratifying and confirming all that such attorney or any substitute may lawfully do by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable. The Trustee agrees that, except upon the occurrence of an Event of Default and during the continuance thereof, it will not exercise the power of attorney or any other rights granted to it pursuant to this Section 8.6.

               8.7 Trustee's Right to Enforce Claims. All rights of action and claims under this Agreement may be prosecuted and enforced by the Trustee, and any such proceeding instituted by the Trustee may be brought in its own





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name as trustee of an express trust. Any recovery of judgment in any such proceeding will, after provision for the payment of the costs and expenses of the sale or other realization upon the Collateral, be, subject to the Pari Passu Deed, for the ratable benefit of the Lenders.

               8.8 No Waiver; Cumulative Remedies. No action or inaction of the Trustee will be deemed to waive any of the rights, powers or remedies of the Trustee hereunder except pursuant to a writing, signed by the Trustee, and then only to the extent expressly set forth therein. A waiver by the Trustee of any right, power or remedy on any one occasion will not bar the exercise of any right, power or remedy hereunder on any future occasion. No failure of the Trustee to exercise nor delay of the Trustee in exercising any right, power or remedy will preclude the exercise of any other right, power or remedy. If the Trustee accepts payment of any amount secured hereby after its due date, it will not thereby be deemed to have waived its right to require prompt payment when due of all other amounts payable hereunder. Each right, power and remedy of the Trustee provided for in this Agreement or now or hereafter existing at law or equity or by statute or otherwise is cumulative and concurrent and is in addition to every other such right, power or remedy of the Trustee, and the exercise of any one or more of any such rights, powers or remedies with respect to any of the Collateral will not preclude the simultaneous or later exercise by the Trustee of any other right, power or remedy with respect to any other Collateral.

               8.9 Restoration of Rights and Remedies; Reinstatement. (a) If the Trustee has instituted any proceeding to enforce any right, power or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, with or without notice to Pledgor, or has been determined adversely to the Trustee, then and in every such case Pledgor and the Trustee will be restored to their former positions hereunder, and thereafter all rights, powers and remedies of the Trustee will continue as though no such proceeding had been instituted.



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               (b) If the Trustee has applied any amount against the Secured
Obligations and, thereafter, all or any part of any payment previously applied by the Trustee is required to be rescinded or returned on account of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors rights generally, the Pledgor's obligations hereunder shall be reviewed and reinstated to the extent of such payment, as though such payment had not been made.

SECTION 9.  PLEDGOR'S OBLIGATIONS NOT AFFECTED.

               The covenants and agreements of Pledgor set forth herein are primary obligations of Pledgor. All such obligations are absolute and unconditional, are not subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by Pledgor with its obligations hereunder) based upon any claim Pledgor, the Issuer, the Borrower or any other Person may have against the Trustee, any Lender or any other Person. All such obligations will remain in full force and effect without regard to, and will not be released, discharged or in any way affected by, any unenforceability, invalidity or other infirmity with respect to any Transaction Document, or any other circumstance, condition or occurrence whatsoever, whether foreseeable or unforeseeable and without regard to whether Pledgor, the Issuer or the Trustee or any Lender shall have any knowledge or notice thereof.

SECTION 10.  THE TRUSTEE.

               The Trustee accepts the trust hereby created and agrees to perform the same and to receive and disburse all monies received by it as trustee hereunder in accordance with the terms hereof. The Trustee is entering into this Agreement solely as trustee and not in its individual capacity (except as expressly provided herein), and in no case whatsoever shall the Trustee be personally liable for, or for any loss in respect of, this Agreement, or for any





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


action or inaction of Pledgor or Lenders, as to which all interested parties shall look solely to the Collateral and such other moneys or property as are from time to time held by the Trustee as trustee hereunder, provided that the Trustee shall be responsible in its individual capacity to the Lenders and to Pledgor for its own willful misconduct or gross negligence. THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, (a) AS TO THE TITLE OR VALUE OF THE COLLATERAL, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE COLLATERAL WHATSOEVER, (b) as to the validity or enforceability of this Pledge Agreement or any other Transaction Document or (c) as to the occurrence of any statement contained in any thereof.

SECTION 11.  MISCELLANEOUS.

               11.1 Amendments, Etc. Any amendment, modification or waiver of any term or provision of this Agreement must be in writing and signed by the Trustee and the Pledgor. Any such waiver will be effective only in the specific instance and for the specific purpose for which it is given. Pledgor must deliver an executed counterpart or a correct copy of any amendment, modification or waiver effected pursuant to this Section 11.1 to each Lender promptly after it has become effective.

               11.2 Survival of Agreements, Representations and Warranties.
All agreements, representations and warranties contained in this Agreement, the Facility Agreement or the other Transaction Documents to which Pledgor is a party or made in writing by or on behalf of Pledgor in connection with the transactions contemplated by this Agreement, the Facility Agreement or the other Transaction Documents to which Pledgor is a party will survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Trustee or the Lenders, the making of any loan under the Facility Agreement or the repayment thereof or thereunder. All statements contained in any certificate or other instrument delivered by or on






                                       21






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


behalf of Pledgor pursuant to this Agreement or the other Transaction Documents to which Pledgor is a party or in connection with the transactions contemplated by this Agreement or the other Transaction Documents to which Pledgor is a party are to be deemed representations and warranties of Pledgor under this Agreement.

               11.3 Successors and Assigns. This Agreement is binding upon and will inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, inure to the benefit of and be enforceable by each Lender.

               11.4 Entire Agreement. This Agreement, the Facility Agreement and the other Transaction Documents to which Pledgor is a party embody the entire agreement and understanding between Pledgor and the Trustee and the Lenders with respect to the transaction referred to herein and supersede all prior agreements and understandings, written or oral, relating to the pledge of collateral to the Trustee to secure the obligations of the Pledgor under the Facility Agreement.

               11.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction is, as to such jurisdiction, ineffective only to the extent made necessary by such prohibition or unenforceability. Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable (i) the remaining provisions hereof or (ii) such provision in any other jurisdiction.

               11.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.



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               11.7 Agreement May Constitute Financing Statement. Pledgor
consents to the filing of this Agreement or a photocopy thereof as a financing statement under the Uniform Commercial Code as in effect in any jurisdiction in which the Trustee may determine such filing to be necessary or desirable.

               11.8 Notices. If any notice or other communication is required or permitted to be given under any of the provisions of this Agreement to Pledgor or the Trustee, such notice shall be given in the manner and to the addresses provided in Section 22.3 of the Facility Agreement.

               11.9 Submission to Jurisdiction; Waiver of Immunity; Agent for Service of Process. For the purpose of assuring that the Trustee and the Lenders can enforce their rights under this Agreement, the Pledgor, for itself and its successors and assigns, hereby irrevocably (a) agrees that any legal or equitable action, suit or proceeding against the Pledgor arising out of or relating to this Agreement or any transaction contemplated hereby or the subject matter of any of the foregoing may be instituted in any state or federal court in the State of New York, (b) waives any objection which it may now or hereafter have to the venue of any such action, suit or proceeding, (c) irrevocably submits itself to the nonexclusive jurisdiction of any state or federal court of competent jurisdiction in the State of New York for purposes of any such action, suit or proceeding, and (d) irrevocably waives any immunity from jurisdiction to which it might otherwise be entitled in any such action, suit or proceeding which may be instituted in any state or federal court in the State of New York, and irrevocably waives any immunity from the maintaining of an action against it to enforce any judgment for money obtained in any such action, suit or proceeding and, to the extent permitted by applicable law, any immunity from execution. The Pledgor hereby designates and appoints CT Corporation System (or any successor corporation), at its office at 1633 Broadway, New York, New York 10019, as its authorized agent to accept and





                                       23





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


acknowledge on its behalf service of any and all process which may be served in any such action, suit or proceeding solely with respect to any matter as to which it has submitted to jurisdiction as set forth in this Section 11.9, and agrees that proper service upon such authorized agent shall be deemed in every respect service of process upon the Pledgor or its successors or assigns, and, to the extent permitted by applicable law, shall be taken and held to be valid personal service upon it. Such designation and appointment shall be irrevocable. The Pledgor represents and warrants that CT Corporation System has agreed to act as such agent for service of process. The Pledgor will take all action, including the filing of any and all documents and instruments, as may be necessary to continue in full force and effect the designation and appointment as such agent of CT Corporation System or any successor corporation or such other corporation as shall be satisfactory to the Trustee and the Lenders, so that the Pledgor shall at all times have an agent for service of process for the above purposes in the County of New York, State of New York. Nothing contained in this Section 11.9 shall be deemed to affect the right of the Trustee and the Lenders to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any jurisdiction.

               11.10 Currency Equivalent. For purposes of the construction of this Agreement, the equivalent in Dollars of an amount in any other currency shall be determined at the rate of exchange quoted by Westpac Banking Corporation, New York Branch, in New York City, at 9:00 A.M. (New York City time) on the Business Day immediately preceding the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of Dollars with such other currency.

               11.11 Judgment. If for the purpose of obtaining judgment in any court it is necessary for the Trustee or any Lender to convert a sum due hereunder in Dollars into another currency (the "Other Currency"), the Pledgor agrees,





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


to the extent permitted by applicable law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Trustee could purchase the Dollars with the Other Currency on the Business Day preceding that on which final judgment is given.

               11.12 Miscellaneous. This Agreement may be executed in any number of counterparts, each of which is an original, but all of which together constitute but one instrument. Except as otherwise indicated, references herein to any "Section" means a "Section" of this Agreement. The table of contents and the section headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

               11.13 Pari Passu Deed. The parties hereto acknowledge that so long as any of the Second Secured Obligations remain outstanding, all of the rights, duties, privileges and obligations of the Trustee hereunder shall be exercised by either the Trustee or the Second Pledgee as provided in the Pari Passu Deed (including, without limitation, the Trustee's right to give all notices and consent to all waivers or amendments hereof, to enforce the performance of the Pledgor's obligations hereunder and to exercise any remedies given to the Trustee hereunder).

               11.14 Termination of Existing Pledge Agreement; Consent; Release.
(a) Upon the acquisition by the Pledgor of legal and beneficial ownership of the Shares, this Agreement shall cancel and supersede the Stock Pledge Agreement, dated as of January 13, 1995, between CCLDC and the Trustee;

               (b) The Trustee hereby consents to (i) the transfer of the Shares from CCLDC to the Pledgor and (ii) the transfer (the "Issuer Repurchase") of 1,026,200 Shares (the "Repurchased Shares") from the Pledgor to the Issuer pursuant to the Stock Option Agreement, dated as of May 9, 1996, among the Issuer, CCLDC and Consolidated Press International, Limited, as assigned to the Pledgor by an





                                       25





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


assignment dated June 5, 1997, for an aggregate purchase price of US $21,381,928.

               (c) Effective upon the consummation of the Issuer Repurchase, the Trustee hereby releases the Repurchased Shares from the pledge and security interest created jpursuant to this Agreement.

               11.15 GOVERNING LAW. THIS AGREEMENT AND (UNLESS OTHERWISE EXPRESSLY PROVIDED) ALL AMENDMENTS AND SUPPLEMENTS TO, AND ALL CONSENTS AND WAIVERS PURSUANT TO, THIS AGREEMENT WILL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.




                                       26







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



               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their representative officers thereunto duly authorized as of the date first above written.


                                            CONPRESS INTERNATIONAL
                                              (NETHERLANDS ANTILLES) N.V.




                                           By \s\ P.G. Beer
                                              __________________________________
                                              Name: P.G. Beer
                                              Title: Director


                                              WESTPAC CUSTODIAN
                                               NOMINEES LIMITED,
                                                   as Trustee




                                           By  \s\ Sarah J. Ross-Smith
                                              __________________________________
                                              Name: Sarah J. Ross-Smith
                                              Title: Attorney under Power
                                                     of Attorney, dated
                                                     June 11, 1997






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




                                   Schedule I

               21,200,000 shares of common stock, par value $.01 per share, of Valassis Communications, Inc., represented by stock certificate no. VC 20950.